SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

ENTECH SOLAR, INC.

(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas		76177
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 817/ 224-3600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders for Entech Solar, Inc. (the “Company”) was held on August 24, 2011.

The following nominees for the office of director for a one year term expiring at the, 2012 Annual Meeting of Stockholders were elected by the following votes of the Company’s stockholders:

Nominee	For (1)	Withheld	Broker Non Votes

Mark J. ONeill	231,709,790	1,156,454	71,655,036

David Gelbaum	231,765,215	1,101,029	71,655,036

Carl Pope	232,186,665	679,579	71,655,036

David Field	231,899,021	967,223	71,655,036

James L. Doti	232,187,216	679,028	71,655,036

The Company’s stockholders ratified the appointment of EisnerAmper LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following votes:

For (1)	Against	Abstain
300,336,350	3,381,377	803,553

(1)	All votes “For” include the affirmative vote of 4,892,857 shares of the Company’s Series D-1 Preferred Stock representing a total of 64,374,999 shares of the Company’s Common Stock on an as-converted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Shelley Hollingsworth
Chief Financial Officer

Dated: August 30, 2011